UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 24, 2008

AMERICAN COMMUNITY PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14369	52-2058165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Smallwood Village Center
St. Charles, Maryland 20602
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code:  (301) 843-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, American Community Properties Trust (the “Company”) and Cynthia L. Hedrick mutually reached an agreement that Ms. Hedrick’s employment as Executive Vice President and Chief Financial Officer of the Company would end.  A copy of the Company’s press release announcing Ms. Hedrick’s separation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The effective date of Ms. Hedrick’s separation will be close of business on August 14, 2008, at which time Ms. Hedrick will receive a $50,000 cash bonus.  In addition, in accordance with her employment agreement, upon her separation Ms. Hedrick will be entitled to receive from the Company a lump sum payment in the amount of $600,000, and up to 18 months of continued health insurance benefits.  The Company has not yet selected a replacement for Ms. Hedrick, and will make an announcement in this regard once a replacement has been named.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release issued June 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN COMMUNITY PROPERTIES TRUST

Date: June 26, 2008	By: /s/ Edwin L. Kelly
Edwin L. Kelly
Vice Chairman, President and Chief Operating Officer